EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-90211) pertaining to Coca-Cola Enterprises Savings Plan for Organized Employees of Southern New England of our report dated June 22, 2007, with respect to the financial statements and supplemental schedule of the Coca-Cola Enterprises Savings Plan for Organized Employees of Southern New England included in this Annual Report (Form 11-K) for the year ended December 31, 2006.

/S/ BANKS, FINLEY, WHITE & CO.

College Park, Georgia
June 22,2007